SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

September 25, 2019

Date of Report (Date of Earliest Event Reported)

Aeon Global Health Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-20190	14-1673067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2225 Centennial Drive
Gainesville, GA	30504
(Address of principal executive offices)	(Zip Code)

(888) 661-0225

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

On September 25, 2019, the Company entered into a debt conversion agreement with Optimum Ventures and Hanif Roshan, the holders of a total of $3,289,315 in debt. Pursuant to this agreement, the Company will convert up to $3,289,315 in promissory notes and other debt held by these two parties into common shares of the Company at a rate of $0.105 per share, resulting in the issuance of up to 31,326,809 common shares.

These shares will be issued under the exemption granted by Section 4(a)(2) of the Securities Act.

Item 3.02 – Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 9.01 – Exhibits

Exhibit 10.1 – Conversion agreement dated September 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Aeon Global Health Corp.

By:	/s/ Hanif A. Roshan
Hanif A. Roshan
Chief Executive Officer

Dated: October 1, 2019